Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHINIA Inc. of our report dated April 3, 2023 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form 10 of PHINIA Inc.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

June 30, 2023